EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-138095, 333-153360, 333-169693, No. 333-218435, and Post-Effective Amendment No. 1 to Registration Statement No. 333-138095 on Forms S-8 of our reports dated February 18, 2020, relating to the consolidated financial statements of Leidos Holdings, Inc. and subsidiaries (“the Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of the Company for the fiscal year ended January 3, 2020.

/s/ Deloitte & Touche LLP

McLean, Virginia
February 18, 2020